Exhibit 10.21



Description of 2005 Turnaround Incentive Compensation Plan

Purpose: Attract, retain and reward key employees for completing a successful and sustained turnaround.

No awards under this program will be made unless the Company has returned to profitability for a full fiscal year during the performance period (fiscal years 2005 through 2007) and complete vesting of awards will not occur unless the Company sustains that profitability.

         Return to profitability will be met if net profit is achieved for total fiscal year 2006 or 2007. For the purpose of complete vesting, net profitability must be sustained through fiscal year 2008. For this purpose, net profit is defined as positive Net Income, excluding extraordinary income or loss not associated with on-going business operations.

Performance Period: Three years (2005 -2007)

Vesting: If profitability returns for total fiscal year 2006
       33.3% - April 2007
       33.3% - April 2008, if profitability is sustained in fiscal 2007
       33.3% - April 2009, if profitability is sustained in fiscal 2007 & 2008


Vesting: If profitability returns for total fiscal year 2007
       50% - April 2008
       50% - April 2009, if profitability is sustained in fiscal 2008 Special Provision: Non-Compete Clause

Plan requires executive share ownership:
It is the view of the Board that senior executives with significant impact on the future success of A&P have a substantial "at risk" personal equity investment in A&P common stock.

Furthermore, the Board believes that it is necessary to link the economic Interests of key managers with each other and with shareholders in general. This will promote key management stability, retention, motivation and long-term focus on corporate strategy. As such, the Compensation Committee recommended, and the Board approved, the following executive share-ownership requirements:

                           Share-ownership value
CEO                        3 X base salary
Executive Mgt Team:        2 X base salary
Senior Mgt Team:           1 X base salary

Executives will have up to five years to meet ownership requirement

This grant would be a one-time grant for the target period